Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-64702, No. 333-62683, No. 333-36973, No. 333-24039, No. 333-18383, No. 333-69805, No. 333-69714, No. 333-111456, No. 333-172387 and No. 333-172388 each on Form S-8 and Registration Statement No. 333-184736 on Form S-3 of our report dated June 5, 2015, relating to the consolidated financial statements of Cheminova A/S and its subsidiaries as of and for the year ended December 31, 2014 (which report contains a qualification relating to the exclusion of comparative consolidated financial statements and opening balance sheet as of the date of transition to International Financial Reporting Standards as issued by the International Accounting Standards Board, as discussed in Note 1 to the consolidated financial statements) appearing in this Report on Form 8-K/A of FMC Corporation.
Copenhagen, Denmark
June 5, 2015
Deloitte
Statsautoriseret Revisionspartnerselskab
/s/Kirsten Aaskov Mikkelsen        /s/Henrik Kjelgaard
State Authorised            State Authorised
Public Accountant            Public Accountant